Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNING FIRM

To the Board of Directors and

Stockholders of Cleveland BioLabs, Inc. and Subsidiaries:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140687, 333-150542, 333-167415, 333-182466, 333-203631 and 333-225721) and the registration statements on Form S-3 (Nos. 333-192755, 333-202387 and 333-209232) of Cleveland BioLabs, Inc. and Subsidiaries of our report dated April 14, 2020, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

MEADEN & MOORE, LTD.

Cleveland, Ohio

April 14, 2020